Exhibit 99.1

News Release

Bonanza Creek Energy, Inc. Announces Proposed Public Offering of Senior Notes

Denver, Colorado, July 15, 2014 - Bonanza Creek Energy, Inc. (NYSE:BCEI) (the “Company”) today announced that it intends, subject to market conditions, to publicly offer $300 million aggregate principal amount of senior unsecured notes due 2023 (the “Notes”) pursuant to an effective shelf registration statement on Form S-3 filed today with the Securities and Exchange Commission (the “SEC”).

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing and future subsidiaries that incur or guarantee certain indebtedness. The Company intends to use a portion of the net proceeds from the offering to repay all of the outstanding borrowings under its revolving credit facility and will use the remainder for general corporate purposes, which may include funding its drilling and development program and other capital expenditures.

RBC Capital Markets, Wells Fargo Securities, J.P. Morgan, KeyBanc Capital Markets and BMO Capital Markets are acting as joint book running managers and BBVA, IBERIA Capital Partners L.L.C., Scotiabank, Société Générale, Capital One Securities, Global Hunter Securities, MUFG, Sterne Agee, SunTrust Robinson Humphrey and US Bancorp are acting as co-managers for the offering. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained by contacting RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department, or by telephone at 1-800-280-1299 or by email at syndicateops2@rbc.com; Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, or via phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com; J.P. Morgan Securities LLC, Attn: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204; KeyBanc Capital Markets Inc., Attn: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114 or by telephone at 1-800-859-1783; or BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036, or by telephone at 1-800-503-4611 or by email at bmoprospectus@bmo.com.

You may also obtain these documents for free when they are available by visiting EDGAR on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). The offering is made pursuant to an effective shelf registration statement and prospectus filed by the Company with the SEC.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oil-rich Cotton Valley sands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. The Company refers you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014. The Company’s SEC filings are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Vice President - Finance

720-440-6172

Mr. James Masters

Investor Relations Manager

720-440-6121